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                                                                      Exhibit 20

NEWS

Contact:

Herbert Lindo
516-741-1352
Fax: 516-741-7194
E-mail: Roulabette@aol.com
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                  KENILWORTH SYSTEMS CORPORATION TO HOLD FIRST
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               SHAREHOLDERS MEETING SINCE EMERGING FROM CHAPTER 7
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MINEOLA, NY, JUNE 5, 2001-KENILWORTH SYSTEMS CORPORATION (OTC-Pink Sheets:
"KENS") reported today on Form 8-K that the SEC has cleared, for submission to shareholders, an amended definitive proxy statement allowing the Company to hold its first annual meeting since 1988. The meeting will be held on August 13, 2001. The Company will be asking shareholders among other matters to come before the meeting, to approve a number of actions taken by the Company before and after the Company emerged from Chapter 7 bankruptcy proceedings. All proposals will be pursuant to the definitive proxy statement which will be mailed shortly together with the latest Form 10-K to shareholders.

About Kenilworth Systems Corporation:

      Kenilworth is the developer of "Project Roulabette", a network that proposes to allow casino enthusiasts to interact and play along with live in-progress casino table games, via satellite (simulcast) programming to states that have regulated gaming forums (i.e. racing, OTB, lotteries, etc.)

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Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated.